NEWS RELEASE

TriQuint Announces First Quarter 2012 Results

HILLSBORO, OREGON (USA) - April 25, 2012 - TriQuint Semiconductor, Inc (NASDAQ: TQNT), a leading RF solutions supplier and technology innovator, announces its financial results for the quarter ended March 31, 2012, including the following highlights:

▪	Revenues for the quarter were $216.7 million

▪	GAAP net income for the quarter was $1.9 million, or $0.01 per diluted share

▪	Non-GAAP net income for the quarter was $4.1 million, or $0.02 per diluted share

▪	Opened TriQuint International headquarters in Singapore, strengthening customer relationships and supply chain efficiencies

▪	Reached a significant milestone in production shipments of GaN products for S-band radars

▪	New Multi-mode and Quad-band PA modules now shipping in Samsung Galaxy SII and Huawei Honor smartphones

Commenting on the results for the quarter ended March 31, 2012, Ralph Quinsey, President and Chief Executive Officer, stated “Our revenue was better than normal seasonality in the first quarter and we saw signs of improvement in some of our infrastructure markets. While we anticipate a challenging second quarter in the mobile devices market, specifically with our largest customer, I believe this dip will be temporary and I remain confident about our long term position. We have achieved design win success with our new products and I believe we will return to normal revenue levels and growth in the second half of 2012.”

Summary Financial Results for the Three Months Ended March 31, 2012:

Revenues for the first quarter of 2012 were $216.7 million, down 3% from the first quarter of 2011 and down 5% sequentially. Networks market revenue grew 10% sequentially while mobile devices market revenue and defense & aerospace market revenue decreased 8% and 4%, respectively.

GAAP

Gross margin for the first quarter of 2012 was 28.9%, down sequentially from 29.5%.

Operating expenses for the first quarter of 2012 were $66.2 million, or 31% of revenue, up from $61.6 million in the previous quarter partially due to an increase in litigation expenses.

Net income for the first quarter of 2012 was $1.9 million or $0.01 per diluted share, down from $4.3 million, or $0.03 per diluted share, in the previous quarter. Included in net income was a gain on a previously impaired investment of $7.0 million.

Cash and investments grew by $32.6 million to $194.9 million in the quarter due primarily to improved working capital management and lower capital expenditures.

Non-GAAP

Gross margin for the first quarter was 30.4%, slightly down sequentially from 31.0%.

Operating expenses for the quarter were $61.4 million, or 28% of revenue, up from $56.9 million in the prior quarter.

Net income for the first quarter of 2012 was $4.1 million, or $0.02 per diluted share, down sequentially from $0.08 per diluted share.

Please see the discussion of non-GAAP financial measures below and the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Outlook:

The Company believes second quarter 2012 revenues will be between $170 million and $185 million and non-GAAP gross margin is expected to be between 27% and 29%. Second quarter non-GAAP net loss per share is expected to be between $0.10 and $0.15 due to weak revenue and higher litigation costs. The Company expects to return to normal revenue levels in the second half of 2012. The Company is 91% booked to the midpoint of revenue guidance.

As part of a planned transition in filter packaging technology and due to a change in product mix, the Company plans to restructure its filter related operations during the second quarter. The Company expects to record a GAAP restructuring charge of between $12 and $14 million, consisting of a non-cash charge for excess equipment of between $10 and $12 million and a cash charge for the remainder that is primarily related to severance costs.

Additional Information Regarding March 31, 2012 Results:
GAAP and non-GAAP financial measures are presented in the tables below (in millions, except for percentage and per share information). Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended
	Q1 2012	Q4 2011	Change vs. Q4 2011	Q1 2011	Change vs. Q1 2011
Revenue	$216.7	$227.0	(5)%	$224.3	(3)%
Gross Profit	$62.6	$67.0	(7)%	$87.4	(28)%
Gross Margin %	28.9%	29.5%	(0.6)%	39.0%	(10.1)%
Op (Loss) Income	$(3.6)	$5.4	(167)%	$20.3	(118)%
Net Income	$1.9	$4.3	(56)%	$12.4	(85)%
Diluted EPS	$0.01	$0.03	$(0.02)	$0.07	$(0.06)

NON-GAAP RESULTS A

	Three Months Ended
	Q1 2012	Q4 2011	Change vs. Q4 2011	Q1 2011	Change vs. Q1 2011
Revenue	$216.7	$227.0	(5)%	$224.3	(3)%
Gross Profit	$65.8	$70.3	(6)%	$89.7	(27)%
Gross Margin %	30.4%	31.0%	(0.6)%	40.0%	(9.6)%
Op Income	$4.4	$13.4	(67)%	$26.5	(83)%
Net Income	$4.1	$13.3	(69)%	$26.1	(84)%
Diluted EPS	$0.02	$0.08	$(0.06)	$0.15	$(0.13)
A	Excludes stock based compensation charges, non-cash tax expense, certain entries associated with acquisitions, and other specifically identified non-routine transactions.

Conference Call:
TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter and our future expectations for the company. To access the conference call, please dial (888) 813-6582 domestically, or (706) 643-7082 internationally, approximately ten minutes prior to the beginning of the call, using passcode 60103883. The call can also be heard via webcast accessed through the “Investors” section of TriQuint's web site at: http://invest.triquint.com. A replay of the conference call will be available until May 2, 2012.

Non-GAAP Financial Measures:
This press release provides financial measures for non-GAAP net income, diluted earnings per share, gross profit, operating expenses and operating income (loss) that exclude equity compensation expense, non-cash tax expense, certain entries associated with acquisitions, and other specifically identified non-routine items, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The charges associated with acquisitions reflect the amortization of intangible and tangible assets recorded in connection with acquisition accounting and charged to the income statement. The non-cash tax expense excludes certain deferred tax charges and benefits that do not result in a tax payment or tax refund. Management believes that these non-GAAP financial measures provide meaningful supplemental information that enhances management's and investors' ability to evaluate TriQuint's operating results.

These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool. The company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and net income per share.

Forward-Looking Statements:
This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding TriQuint's anticipated revenues, non-GAAP gross margin and net loss and our bookings to revenue; TriQuint's factory utilization and product mix; customer design wins; expected litigation charges; the impact of our investments in increased capacity; the opportunity to be at the leading edge of RF solutions; growth in demand for TriQuint's products; improvement in the networks market; RF content expansion in smartphones; challenges and opportunities in the mobile devices market; expected market growth; and restructuring TriQuint's filter related operations. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in TriQuint's reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, TriQuint undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.
A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the risk factors described in TriQuint's filings with the Securities and Exchange

Commission to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint
Founded in 1985, TriQuint Semiconductor (NASDAQ: TQNT) is a leading RF solutions supplier and technology innovator for the world's top communications, defense and aerospace companies. People and organizations around the world need real-time, all-the-time connections; TriQuint products help reduce the cost and increase the performance of connected mobile devices and the networks that deliver critical voice, data and video communications. With the industry's broadest technology portfolio, recognized R&D leadership, and expertise in high-volume manufacturing, TriQuint creates standard and custom products using gallium arsenide (GaAs), gallium nitride (GaN), surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies. The company has ISO9001-certified manufacturing facilities in the U.S., production in Costa Rica, and design centers in North America and Germany. For more information, visit www.triquint.com.

TriQuint: Connecting the Digital World to the Global Network®

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: steve.buhaly@tqs.com	Roger Rowe Director, Investor Relations TriQuint Semiconductor, Inc. Tel: +1.503.615.9189 E-Mail: roger.rowe@tqs.com	Media Contact: Brandi Frye Director, Marketing Comms TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: brandi.frye@tqs.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$146,085	$116,305
Investments in marketable securities	48,822	46,006
Accounts receivable, net	104,837	129,103
Inventories	145,507	151,577
Prepaid expenses	8,760	7,051
Deferred tax assets, net	11,857	11,857
Other current assets	45,675	35,756
Total current assets	511,543	497,655
Property, plant and equipment, net	461,843	469,943
Goodwill	3,376	3,376
Intangible assets, net	21,169	22,732
Deferred tax assets – noncurrent, net	48,957	48,957
Other noncurrent assets, net	13,472	12,605
Total assets	$1,060,360	$1,055,268

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$57,933	$67,812
Accrued payroll	29,697	28,519
Other accrued liabilities	13,247	9,901
Total current liabilities	100,877	106,232
Long-term liabilities:
Long-term income tax liability	1,736	735
Other long-term liabilities	10,837	11,013
Total liabilities	113,450	117,980
Stockholders' equity:
Common stock	166	166
Additional paid-in capital	686,151	678,412
Accumulated other comprehensive income	140	140
Retained earnings	260,453	258,570
Total stockholders' equity	946,910	937,288
Total liabilities and stockholders' equity	$1,060,360	$1,055,268

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2012	December 31, 2011	April 2, 2011

Revenues	$216,730	$226,987	$224,323
Cost of goods sold	154,141	159,948	136,929
Gross profit	62,589	67,039	87,394

Operating expenses:
Research, development and engineering	37,074	35,992	36,476
Selling, general and administrative	25,222	23,364	25,229
Litigation expense	3,864	2,256	5,399
Total operating expenses	66,160	61,612	67,104

Operating (loss) income	(3,571)	5,427	20,290

Other income (expense):
Interest income	49	44	104
Interest expense	(350)	(460)	(387)
Foreign currency gain (loss)	36	16	(56)
Gain/recovery of investment	6,953	495	151
Other, net	74	18	23
Other income (expense), net	6,762	113	(165)

Income before income tax	3,191	5,540	20,125

Income tax expense	1,308	1,232	7,686
Net income	$1,883	$4,308	$12,439

Per Share Data:
Basic per share net income	$0.01	$0.03	$0.08
Diluted per share net income	$0.01	$0.03	$0.07

Weighted-average shares outstanding:
Basic	166,237	165,711	162,413
Diluted	170,566	168,753	172,822

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(% of revenue)

	Three Months Ended
	March 31, 2012	December 31, 2011	April 2, 2011

Revenues	100.0%	100.0%	100.0%
Cost of goods sold	71.1%	70.5%	61.0%
Gross profit	28.9%	29.5%	39.0%

Operating expenses:
Research, development and engineering	17.1%	15.9%	16.3%
Selling, general and administrative	11.6%	10.3%	11.3%
Litigation expense	1.8%	0.9%	2.4%
Total operating expenses	30.5%	27.1%	30.0%

Operating (loss) income	(1.6)%	2.4%	9.0%

Other income (expense):
Interest income	0.0%	0.0%	0.1%
Interest expense	(0.2)%	(0.2)%	(0.2)%
Foreign currency gain (loss)	0.0%	0.0%	(0.0)%
Gain/recovery of investment	3.2%	0.2%	0.1%
Other, net	0.1%	0.0%	0.0%
Other income (expense), net	3.1%	0.0%	(0.0)%

Income before income tax	1.5%	2.4%	9.0%

Income tax expense	0.6%	0.5%	3.5%
Net income	0.9%	1.9%	5.5%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(Dollars in thousands, except per share amounts)
	Three Months Ended
	March 31, 2012		December 31, 2011		April 2, 2011
	(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$62,589	28.9%	$67,039	29.5%	$87,394	39.0%
Adjustment for stock based compensation charges	2,106	1.0%	2,207	1.0%	1,219	0.5%
Adjustment for charges associated with acquisitions	1,095	0.5%	1,079	0.5%	1,065	0.5%
NON-GAAP GROSS PROFIT	$65,790	30.4%	$70,325	31.0%	$89,678	40.0%

GAAP OPERATING EXPENSES	$66,160	30.5%	$61,612	27.1%	$67,104	30.0%
Adjustment for stock based compensation charges	(4,591)	(2.1)%	(4,532)	(2.0)%	(3,686)	(1.7)%
Adjustment for charges associated with acquisitions	(202)	(0.1)%	(202)	(0.1)%	(216)	(0.1)%
NON-GAAP OPERATING EXPENSES	$61,367	28.3%	$56,878	25.0%	$63,202	28.2%

GAAP OPERATING INCOME	$(3,571)	(1.6)%	$5,427	2.4%	$20,290	9.0%
Adjustment for stock based compensation charges	6,697	3.1%	6,739	3.0%	4,905	2.2%
Adjustment for charges associated with acquisitions	1,297	0.6%	1,281	0.6%	1,281	0.6%
NON-GAAP OPERATING INCOME	$4,423	2.1%	$13,447	6.0%	$26,476	11.8%

GAAP NET INCOME	$1,883	0.9%	$4,308	1.9%	$12,439	5.5%
Adjustment for stock based compensation charges	6,697	3.1%	6,739	3.0%	4,905	2.2%
Adjustment for gain/recovery of investment	(6,953)	(3.2)%	(495)	(0.2)%	(151)	(0.1)%
Adjustment for non-cash tax expense	1,143	0.5%	1,307	0.5%	7,604	3.4%
Adjustment for charges associated with acquisitions	1,323	0.6%	1,402	0.6%	1,321	0.6%
NON-GAAP NET INCOME	$4,093	1.9%	$13,261	5.8%	$26,118	11.6%

GAAP DILUTED EARNINGS PER SHARE	$0.01		$0.03		$0.07
Adjustment for stock based compensation charges	0.04		0.04		0.03
Adjustment for gain/recovery of investment	(0.04)		0.00		(0.00)
Adjustment for non-cash tax expense	0.00		0.00		0.04

Adjustment for charges associated with acquisitions	0.01	0.01	0.01
NON-GAAP DILUTED EARNINGS PER SHARE	$0.02	$0.08	$0.15

Our earnings release contains forward looking estimates of non-GAAP gross margin and loss per share for the second quarter of 2012. We provide these non-GAAP measures on a prospective basis for the same reasons that we provide them to investors on a historical basis. The following table provides a reconciliation of GAAP gross margin and loss per share to non-GAAP gross margin and loss per share for the second quarter of 2012 based on the mid-point of guidance.

Forward Looking GAAP Gross Margin	19.2%
Adjustment for stock based compensation charges	1.0%
Adjustment for restructuring	7.3%
Adjustment for charges associated with acquisitions	0.5%
Forward Looking non-GAAP Gross Margin	28.0%

Forward Looking GAAP Loss per Share	$(0.28)
Adjustment for stock based compensation charges	0.04
Adjustment for non-cash tax expense	0.02
Adjustment for restructuring	0.08
Adjustment for charges associated with acquisitions	0.01
Forward Looking non-GAAP Loss per Share	$(0.13)